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                                                                    Exhibit 21

                           SUBSIDIARIES OF THE COMPANY


A.  As of December 31, 1999 the following are subsidiaries more than 50% owned
(included in the consolidated financial statements):

                                                 Jurisdiction of      Percentage
         Name                                    Incorporation         Owned
-------------------------                        ---------------     ----------
Integrated Systems Engineering, Inc              Utah                  100%
Saunders Realty Corporation                      New York              100
Trans-Lux Canada Ltd.                            Canada                100
Trans-Lux Castle Rock Corporation (2)            Colorado              100
Trans-Lux Cinema Consulting Corporation (4)      California            100
Trans-Lux Cocteau Corporation (2)                New Mexico            100
Trans-Lux Colorado Corporation (2)               Colorado              100
Trans-Lux Display Corporation                    Delaware              100
Trans-Lux Durango Corporation (2)                Colorado              100
Trans-Lux Experience Corporation                 New York              100
Trans-Lux Four Corners Corporations (2)          New Mexico            100
Trans-Lux FSC Corporation (3)                    Barbados              100
Trans-Lux High Five Corporation (2)              Colorado              100
Trans-Lux Investment Corporation                 Delaware              100
Trans-Lux Laramie Corporation (2)                Wyoming               100
Trans-Lux Loma Corporation (2)                   New Mexico            100
Trans-Lux Los Lunas Corporation (2)              New Mexico            100
Trans-Lux Loveland Corporation (2)               Colorado              100
Trans-Lux Midwest Corporation                    Iowa                  100
Trans-Lux Montezuma Corporation (2)              New Mexico            100
Trans-Lux Multimedia Corporation                 New York              100
Trans-Lux Pennsylvania Corporation (2)           Pennsylvania          100
Trans-Lux Pty Limited                            Australia             100
Trans-Lux Seaport Corporation                    New York              100
Trans-Lux Service Corporation                    New York              100
Trans-Lux Skyline Corporation (2)                Colorado              100
Trans-Lux Southwest Corporation (2)              New Mexico            100
Trans-Lux Storyteller Corporation (2)            New Mexico            100
Trans-Lux Summit Corporation (2)                 Colorado              100
Trans-Lux Syndicated Programs Corporation        New York              100
Trans-Lux Taos Corporation (2)                   New Mexico            100
Trans-Lux Theatres Corporation (1)               Texas                 100
Trans-Lux Valley Corporation (2)                 Arizona               100

(1)     Wholly-owned subsidiary of Trans-Lux Investment Corporation.
(2)     Wholly-owned subsidiary of Trans-Lux Theatres Corporation.
(3)     Wholly-owned subsidiary of Trans-Lux Syndicated Programs Corporation.
(4)     Wholly-owned subsidiary of Trans-Lux Multimedia Corporation.



B. Other entities (accounted for in the consolidated financial statements under the equity method):

MetroLux Theatres - A joint venture partnership in which Trans-Lux Loveland Corporation, listed in A. above as a wholly-owned subsidiary of the Registrant, is a 50% venturer. Metro Colorado Corporation owns the remaining 50% of the joint venture and is unrelated to the Registrant.